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                                                                    Exhibit 99.1

                                  CERTIFICATION

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
Section 1350, as adopted), Kevin P. Corcoran, the Chief Executive Officer of Lynx Therapeutics, Inc. (the "Company"), and Edward C. Albini, the Chief Financial Officer of the Company, each hereby certifies that, to Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Kevin P. Corcoran, the Chief Executive Officer of Lynx Therapeutics, Inc. (the "Company"), and Edward C. Albini, the Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.

        This certification accompanies the Periodic Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

        In Witness Whereof, the undersigned have set their hands hereto as of the 13th day of November, 2002.



/s/ Kevin P. Corcoran                   /s/ Edward C. Albini
----------------------------------      ----------------------------------------
Kevin P. Corcoran                       Edward C. Albini
Chief Executive Officer                 Chief Financial Officer